Exhibit 5.2

June 13, 2012

Newcastle Investment Corp.

1345 Avenue of the Americas

New York, New York 10105

Re: Newcastle Investment Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to Newcastle Investment Corp., a Maryland corporation (the “Company”), in connection with the automatic shelf Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, in the form reviewed by us, being hereinafter referred to as the “Registration Statement”). As permitted by Rule 415 under the Act, the Registration Statement relates to the issuance and sale from time to time by the Company of an unspecified amount of securities of the Company, consisting of: shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); shares of preferred stock of the Company, $0.01 par value per share, to be issued in one or more series (the “Preferred Stock”); shares of Preferred Stock represented by depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Receipts”), which may be issued pursuant to one or more deposit agreements to be entered into between the Company and a depositary (the “Depositary”) to be named (each, a “Deposit Agreement”); senior debt securities or subordinated debt securities (the “Debt Securities”) to be issued in one or more series under the indenture proposed to be entered into between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the form of which is an exhibit to the Registration Statement (the “Indenture”); warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company, as shall be designated by the Company at the time of the offering, issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named (each, a “Warrant Agent”); and an indeterminate number of shares of Common Stock and amount of Debt Securities, as may be issued upon conversion, exchange or exercise of any Debt Securities or Warrants, including such shares of Common Stock as may be

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June 13, 2012

issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement relating to the Offered Securities; and

(ii)	the form of the Indenture between the Company and the Trustee.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others, and of public officials.

We have assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in Paragraphs 1, 2 and 3 below, the validity and binding effect thereof on such parties. We have assumed that the Company has been duly organized and is and will continue to be validly existing in good standing, and has and will continue to have the requisite legal status and legal capacity, under the laws of the State of Maryland, and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the

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June 13, 2012

Indenture, any supplemental indenture thereto, the Warrant Agreements, the Deposit Agreements and the Registration Statement. We have assumed that the Indenture will be executed and delivered in substantially the form reviewed by us. We have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is and will be a valid and legal provision. We have also assumed that New York law will be chosen to govern the Warrant Agreements and the Deposit Agreements and that such choice is a valid and legal provision, and that the Warrant Agreements and the Warrants and the Deposit Agreements and the Depositary Shares will contain all provisions required under the laws of the State of Maryland in respect of contracts for the sale of securities issued by a Maryland corporation. We have assumed that the Indenture, any supplemental indenture thereto, the Warrant Agreements and the Deposit Agreements will be duly authorized, executed and delivered by the Trustee, the Warrant Agents and the Depositary, respectively, and that any Debt Securities, Warrants or Depositary Shares that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee, Warrant Agents and Depositary, respectively. We have assumed that the choice of currency in which any Offered Debt Securities (as defined below) are denominated does not contravene any exchange control or other laws of the nation issuing such currency. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth below are limited to the laws of the State of New York and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.

With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the board of directors of the

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June 13, 2012

Company (the “Board of Directors”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (v) the Indenture and any supplemental indenture in respect of such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture, officer’s certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Articles of Amendment and Restatement of the Company as then in effect (the “Articles”) or the Amended and Restated By-laws of the Company as then in effect (the “By-laws”), or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officer’s certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the Indenture and any supplemental indenture, officer’s certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2.

With respect to any series of Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective

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June 13, 2012

under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants, the Warrant Agreement and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Articles or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; (vi) the Common Stock or the Preferred Stock relating to such Offered Warrants, if any, have been duly authorized for issuance; (vii) the Debt Securities relating to such Offered Warrants, if any, have been duly authorized, executed and authenticated in accordance with the provisions of the Indenture and any applicable supplemental indenture thereto, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor; and (viii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable Warrant Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

3.

With respect to Depositary Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, including

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June 13, 2012

the adoption of articles supplementary for such related series of Preferred Stock in the form required by Maryland law; (iv) such articles supplementary have been duly filed with the Secretary of State of Maryland; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and the related series of Preferred Stock, the applicable Deposit Agreement and related matters; (vi) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement so as not to violate any applicable law, the Articles or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Preferred Stock relating to such Offered Depositary Shares has been duly authorized for issuance; (viii) the applicable Deposit Agreement has been duly executed and delivered; (ix) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Deposit Agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, and the Offered Depositary Shares have been delivered to the Depositary for deposit in accordance with the applicable Deposit Agreement; and (x) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Depositary in accordance with the applicable Deposit Agreement, such Deposit Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

In rendering the opinions set forth above, we have assumed that the terms of the Offered Debt Securities, the Offered Warrants and the Offered Depositary Shares will have been established so as not to, and that the execution and delivery by the Company of the Indenture, the Warrant Agreements and the Deposit Agreements and the performance by the Company of its obligations thereunder, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject (except for those agreements and instruments that are listed on the Exhibit Index in Part II of the Registration Statement), (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We do not express any opinion as to whether the execution or delivery by the Company of the Indenture, the Warrant Agreements and the Deposit Agreements or the performance by the Company of its obligations thereunder will constitute a violation of, or a default under, any covenant, restriction or provision contained in any agreement or instrument to which the Company is subject with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the company or any of its subsidiaries.

Newcastle Investment Corp.

June 13, 2012

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

            Very truly yours,

            /s/ Skadden, Arps, Slate, Meagher & Flom LLP